EXHIBIT 5.1


                       [Andrews & Kurth L.L.P. Letterhead]


                                 April 27, 1999


Board of Directors
Pentacon, Inc.
10375 Richmond Avenue
Suite 700
Houston, Texas 77042

Ladies and Gentlemen:

            We have acted as counsel to Pentacon, Inc., a Delaware corporation (the "Company") and are delivering this opinion in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer by the Company to exchange up to $100,000,000 aggregate principal amount of its 123% Senior Subordinated Notes due 2009, Series B (the "Exchange Notes") for its existing 123% Senior Subordinated Notes due 2009, Series A (the "Existing Notes"). The Exchange Notes are proposed to be issued in accordance with the provisions of the indenture (the "Indenture"), dated as of March 30, 1999, between the Company, the guarantors named therein (the "Guarantors") and State Street Bank and Trust Company, as Trustee.

            In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture which is filed as an exhibit to the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company. In such examination, we have assumed and have not verified (i) that the signatures on all documents that we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the authentic originals of all documents submitted to us as certified, photostatic or faxed copies, (iv) the corporate power and authority and due authorization and approval of the Exchange
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Board of Directors
Pentacon, Inc.
April 27, 1999


Notes and Guarantees by the parties thereto other than the Company and its subsidiaries formed under the corporate laws of the States of Texas or Delaware and (v) that all documents in respect of which forms were filed with the Securities and Exchange Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined. In addition, as the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

            Based upon the foregoing, having due regard for such legal considerations as we deem relevant, we are of the opinion that the Exchange Notes and the guarantee of each of the Guarantors (the AGuarantees@) (a) when the Notes have been exchanged in the manner described in the Registration Statement, (b) when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, (c) when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) when applicable provisions of Ablue sky@ laws have been complied with, will constitute valid and binding obligations of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with their terms, under the laws of the State of New York which are expressed to govern the same, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization or moratorium (including, without limitation, all laws relating to fraudulent transfers), (b) other similar laws relating to or affecting enforcement of creditors= rights generally, (c) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (d) limitations on the waiver of rights under usury laws.

            This opinion is limited in all respects to the laws of the State of Texas, the State of New York and the Delaware General Corporation Law. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any other laws. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/  Andrews & Kurth L.L.P.